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Exhibit 23.1

     [PRICEWATERHOUSECOOPERS LETTERHEAD]

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2001 except for the information presented in Note 35, for which the date is June 6, 2001 relating to the consolidated financial statements for the fiscal year ended December 31, 2000 which appears in Pearson plc's Form 20-F filed with the Securities and Exchange Commission on June 7, 2001.

/s/ PricewaterhouseCoopers PricewaterhouseCoopers London, England August 1, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS